As filed with the Securities and Exchange Commission on July 30, 2008
Registration No. 033-69746

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLERGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-1622442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2525 Dupont Drive
Irvine, California 92612
(714) 246-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew J. Maletta, Esq.
Vice President, Associate General Counsel and Assistant Secretary
Allergan, Inc.
2525 Dupont Drive
Irvine, California 92612
(714) 246-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jonn Beeson
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
(714) 540-1235
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Larger accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     Allergan, Inc. (the “Company”) files this post-effective amendment to the registration statement on Form S-3 (File No. 033-69746) filed with the Securities and Exchange Commission on September 30, 1993 to deregister securities which were registered under such registration statement but were not sold thereunder. The registration statement registered shares of senior unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (collectively, the “Securities”), which Securities have an aggregate initial offering price of not more than $200,000,000. All remaining unsold Securities are hereby deregistered.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 29, 2008.

ALLERGAN, INC.
By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Assistant Secretary

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints David E.I. Pyott, Jeffrey L. Edwards, Douglas S. Ingram and Matthew J. Maletta as attorney-in-fact and agent, acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 29, 2008.

Signature	Title

/s/ David E.I. Pyott David E.I. Pyott	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Executive Vice President, Finance and Business Development, Chief Financial Officer (Principal Financial Officer)

/s/ James F. Barlow James F. Barlow	Senior Vice President, Corporate Controller (Principal Accounting Officer)

/s/ Herbert W. Boyer, Ph.D. Herbert W. Boyer, Ph.D.	Director

/s/ Deborah Dunsire, M.D. Deborah Dunsire, M.D.	Director

/s/ Michael R. Gallagher Michael R. Gallagher	Director

/s/ Gavin S. Herbert Gavin S. Herbert	Director

/s/ Dawn Hudson Dawn Hudson	Director

/s/ Robert A. Ingram Robert A. Ingram	Director

/s/ Trevor M. Jones, Ph.D. Trevor M. Jones, Ph.D.	Director

/s/ Louis J. Lavigne, Jr. Louis J. Lavigne, Jr.	Director

/s/ Russell T. Ray Russell T. Ray	Director

/s/ Stephen J. Ryan, M.D. Stephen J. Ryan, M.D.	Director

/s/ Leonard D. Schaeffer Leonard D. Schaeffer	Director